EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

PARENT AND SUBSIDIARIES

(Included in the Consolidated Financial Statements and Wholly-owned)

National Presto Industries, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:

National Holding Investment Company

Wilmington, Delaware (A Delaware Corporation)

Its Subsidiaries:

Presto Manufacturing Company

Jackson, Mississippi (A Mississippi Corporation)

Jackson Sales and Storage Company

Jackson, Mississippi (A Mississippi Corporation)

Canton Sales & Storage Company

Canton, Mississippi (A Mississippi Corporation)

National Defense Corporation

Eau Claire, Wisconsin (A Wisconsin Corporation)

Its Subsidiaries:

Woodlawn Manufacturing, LLC

Eau Claire, Wisconsin (A Delaware Corporation)

Woodlawn Manufacturing, Ltd.

Marshall, Texas (A Texas Partnership)

AMTEC Corporation

Janesville, Wisconsin (A Wisconsin Corporation)

Its Divisions:

Amron

Antigo, Wisconsin

Tech Ord

Clear Lake, South Dakota

Its Subsidiary:

Spectra Technologies LLC

East Camden, Arkansas (A Delaware Corporation)

Presto Absorbent Products, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)

OneEvent Technologies, Inc.

Mount Horeb, Wisconsin (A Wisconsin Corporation)

Rely Innovations, Inc.

Eau Claire, Wisconsin (A Wisconsin Corporation)